UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2004

Lifecore Biomedical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-4136	41-0948334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3515 Lyman Boulevard, Chaska, Minnesota		55318
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-368-4300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2004, Lifecore Biomedical, Inc. ("Lifecore") renewed its supply agreement (the "Agreement") with Alcon Pharmaceuticals Ltd, a subsidiary of Alcon, Inc. ("Alcon"), a global eye care company with principal U.S. operations in Fort Worth, Texas. Pursuant to the Agreement, Lifecore supplies hyaluronan to Alcon, the market leader in ophthalmic products, for use in Viscoat® Ophthalmic Viscoelastic Solution, an aid in anterior segment surgical procedures including cataract extraction and intraocular lens (IOL) implantation.

Under the Agreement, Alcon purchases hyaluronan from Lifecore pursuant to individual purchase orders. Alcon is required to purchase a minimum amount of hyaluronan during each 12-month period of the Agreement. If such minimum amounts are not purchased, Alcon is required either to pay Lifecore the difference between the minimum volume and the volumes actually purchased or to purchase the shortfall amount. The Agreement requires Alcon to purchase a minimum of approximately $3.5 million of hyaluronan each year.

The Agreement requires that the hyaluronan supplied to Alcon be manufactured in conformity with specific standards, and Lifecore provides Alcon warranties relating to the hyaluronan sold to Alcon. The Agreement contains standard indemnification provisions as well.

Unless terminated earlier in accordance with the particular terms of the Agreement, the Agreement will terminate on December 31, 2008. Earlier termination is permitted under the Agreement if either party becomes insolvent or if either party breaches the Agreement and the non-breaching party provides notice of termination and the opportunity to cure. Neither party may assign the Agreement to an unaffiliated entity without the prior written consent of the other party.

Lifecore expects to file a copy of the Agreement with its Form 10-Q for the quarterly period ending December 31, 2004. A copy of the press release announcing Lifecore’s entry into the Agreement is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.
The following exhibit is being filed with this Form 8-K:
99.1 Press release issued by Lifecore Biomedical, Inc. on December 28, 2004.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifecore Biomedical, Inc.

December 28, 2004	By:	Dennis J. Allingham

Name: Dennis J. Allingham
Title: President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Lifecore Biomedical, Inc. on December 28, 2004